UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2009

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 6, 2009, our Board of Directors appointed Thomas J. Lynch, Jr., M.D. as a director and to the Research and Development Committee of the Board. Dr. Lynch’s term began on October 6, 2009 and will expire at our 2010 annual meeting of stockholders. In connection with his appointment to our Board, Dr. Lynch was granted an option to purchase up to 9,375 shares of our common stock at a price of $6.24 per share, which is equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. This option, which was granted under our 2000 Stock Incentive Plan, as amended, will vest and become exercisable in equal quarterly installments beginning at the end of the first quarter after the date of grant, provided that Dr. Lynch continues to serve as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: October 7, 2009	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Vice President, Corporate Affairs and General Counsel